SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED): December 4, 2003

                          COMMISSION FILE NO. 000-27323


                        AMERICAN EAGLE MANUFACTURING CO.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


               NEVADA                                     88-0429812
    ---------------------------------                 -------------------
(STATE  OR  OTHER  JURISDICTION  OF          (IRS EMPLOYER  IDENTIFICATION  NO.)
INCORPORATION  OR  ORGANIZATION)



               2052 CORTE DEL NOGAL, SUITE A, CARLSBAD, CA. 92009
 -------------------------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                 (760) 804-1789
                     --------------------------------------
                            (ISSUER TELEPHONE NUMBER)


                          Harbour Front Holdings, Inc.
                          300 Park Avenue, Suite 1700
                               New York, NY 10022
                        -------------------------------
                            FORMER NAME AND ADDRESS


ITEM  1.     CHANGES  IN  CONTROL  OF  THE  REGISTRANT.

As a result of the acquisition of American Eagle Corp., a Nevada corporation ("Eagle Corp."), the control of the Registrant shifted to the former shareholders of Eagle Corp. The following persons will exercise control of the Registrant.

Name                         No. of shares            Percentage(1)
----                         -------------            ------------
Don Logan                    20,000,000 (2)                73.3%
Tiger Industries, Inc. (3)    3,500,000                    12.8%


(1) Assumes 100% of shares of Eagle Corp. are acquired and 26,307,699 shares are issued to such shareholders.
(2) Don Logan and Barrie Logan hold these shares as joint tenants with rights of survivorship. They are husband and wife and are both officers and directors of the Company.
(3) Robert L. Cashman is the beneficial owner of these shares. All of the present officers and directors have resigned.

     The new officers and Directors are the following: Don R. Logan, President, and Director and Barrie Logan, Vice-President, Secretary, and Director.


ITEM  2.   ACQUISITION  OF  DISPOSITION  OF  ASSETS.

On December 4, 2003, the Registrant acquired 89.3% of the issued and outstanding shares of Eagle Corp. in exchange for 23,500,000 shares of the Registrant's common stock. Upon 100% shareholder approval of Eagle Corp. which is anticipated, there will be 27,290,399 shares of the Registrant's common stock outstanding.

DESCRIPTION  OF  THE  BUSINESS

The registrant American Eagle Manufacturing Co. (American Eagle or the Company) was originally incorporated as Finders Keepers, Inc., a Nevada Corporation on May 28, 1999. Finders Keepers, Inc. changed its name to The Bauer Partnership, Inc. on December 5, 2000. The Bauer Partnership, Inc. changed its name to Harbour Front Holdings, Inc. on January 27, 2003. Harbour Front Holdings, Inc. changed its name to American Eagle Manufacturing Co. on September 25, 2003.

American Eagle Manufacturing Co. ("American Eagle") is the new parent of American Eagle Corp, a Nevada Corporation and American Eagle Motorcycles, a California Corp. American Eagle Manufacturing Co. has been formed to manufacture and market possibly the finest proprietary motorcycles in America, as well as expanding on the company's additional business acquisitions. The manufacturing operations are conducted via the wholly-owned subsidiary, American Eagle Motorcycles, a California corporation.

American Eagle intends to establish a small niche in the overall market for high-end users of motorcycles. American Eagle occupies a 35,000 Sq Ft. building in Carlsbad, California. The building serves as Corporate headquarters and a manufacturing facility.

American  Eagle  recently  completed  setting  up  a  its  production  facility.
American Eagle anticipates commencement of full production at the facility in early part of 2004. American Eagle intends to implement a long-term manufacturing philosophy of an integrated production line, which it expects will produce a standardized level of excellence at a controllable cost.

DESCRIPTION  OF  PRINCIPAL  PRODUCTS  &  SERVICES

American Eagle Motorcycles are completely handcrafted and hand-torqued to specifications, with double powdered coated frames available in "trick" paint schemes. American Eagle sells its motorcycles to a dealer at wholesale prices that allows the dealer to offer the motorcycles at a retail price in the range of $25,000 to $65,000 depending on the model and options. American Eagle's Motorcycles are listed in the NADA valuation Guide and Kelly Blue Book and are approved for financing by major banks and finance houses in the USA.


American  Eagle  offers three motorcycles under the "American Eagle" brand name:

- Falcon T-S Sport Cruiser. After extensive refining, re-engineering, development and improvements, the new Falcon T-S Sport Cruiser is the end product. With features, styling and performance worthy of being American Eagle's "leading" product offering in its array of products and services. This bike is a new and revolutionary advancement in motorcycle technology. Its distinctive award winning design, configuration and styling is completely different from other sport cruisers. It incorporates numerous proprietary performance, handling and safety features, such as our race-proven, mono-shock design with an aluminum cantilever swing arm and adjustable rear shock absorber. Being designed from the ground up as a true "Sport Cruiser," the primary goal for this bike is performance. To take advantage of its "Z" rated tire, this bike is not only fast, but handles like a pedigree canyon carver with balance and agility normally found on sport bikes. In reality, it is a combination of custom cruiser, sport bike, and power cruiser all working together in one beautiful package. The Falcon T-S Sport Cruiser epitomizes "tomorrow's motorcycle today".

- Street Fighter. The Street Fighter is a sport tail pro-street Semi-Chopper with available rakes of 36 to 43 degrees. These Motorcycles are powered with optional 100ci to 113ci engines, with a 6-speed transmission, loaded up with tons of billet and chrome components. The bike features a one piece stretched "Fat Bob's" gas tank, 21" front tire and 18" 240 rear tire, with a strut-less 11 " rear fender, analog gauges, drag bars, slash-cut staggered dual exhaust and custom paint schemes.

- Python. The Python is a 9-foot traditional style Chopper with a 46 degree rake, powered by optional 100ci to 113ci engines with a 6-speed transmission. This bike is also loaded up with tons of billet and chrome components. Its features include a 1pc custom frame molded gas tank, 21" front tire and 18" 240 rear tire, a strut-less 11 " rear fender, digital gauges, drag bars, and slash-cut staggered dual exhaust.


COMPETITIVE  BUSINESS  CONDITIONS

The market for motorcycles is highly competitive with a limited number of premier companies (e.g., Harley Davidson, Honda, Kawasaki, Suzuki, Yamaha, and
BMW) controlling the majority of the U. S. and international markets. These competitors are established global companies that have served these markets for several years. These competitors are more diversified and have substantially greater financial, production, sales and marketing resources than does the Company. The Company does not intend to go head-to-head with these competitors.

Motorcycle sales in the U.S. are up for the tenth consecutive year. Cruisers lead the market. Cruiser motorcycles comprise 55 percent of on-highway motorcycle sales. Sport bikes rank second with more than 20 percent of on-highway sales. Celebrities, executives, and the "couple next door" are all part of a rapidly expanding group of cruiser motorcycle owners who want to escape and enjoy the adventure and exhilaration of riding.

According to Motorcycle Industry Council (the "MIC") Motorcycle Owner Survey (the "Survey"), motorcycle sales in the U.S. exceeded 788,000 units in 2001 for the fourth straight year of double-digit increases and 862,000 units in 2002. It is expected that the strong demand for two-wheelers will result in the industry beating that mark by the end of 2003.

The Survey sheds more light on the demographics of today's rider. The motorcyclist of 2003 is likely to be 38 years old, to have attended college, and to be a well-established, family man. What's more, today's motorcyclist earns $44,250, which is more than $36,250 earned by the average American. More than 33 percent of today's owners earn at least $50,000 per year compared to 20 percent of owners in 1990. Although a 1998 study found that the typical motorcycle rider was male, recent trends reveal that women are joining the motorcycle ownership ranks in record numbers. Women now represent 8.2 percent of total motorcycle riders, up from 6.4 percent in 1990. One-third of the Motorcycle Safety Foundation class graduates are women. According to the survey, 58 percent of the women versus 59 percent of the men are married. Interestingly, women spent more than men spent on riding apparel ($317 versus $255) in 1998. Sales of used motorcycles are estimated to be rising which is another indication of the sustained enthusiasm for motorcycle riding. The number of previously owned motorcycles sold in 1998 is estimated at 1.3 million, based on 67 percent of MIC owner survey respondents who said they purchased a used motorcycle last year.

DEPENDENCE  ON  ONE  OR  A  FEW  CUSTOMERS

The Company is currently dependent on one dealer to whom it sells motorcycles at wholesale prices. The dealer has exclusive rights to the Southern California and Clark County Nevada territories to develop fifteen dealerships. The Company expects to be dependent on various other independent dealers, of which more than twenty-five applications are in process for approval, as it expands its business operations throughout the United States.

PATENTS,  TRADEMARKS  &  LICENSES

American Eagle has applied for a trademark for its new logo. The Company has also applied for and received a trademark for its "TEVIS" System (Tunable, Engine, Vibration, Isolation, System). The Company is in the process of trying to obtain a patent for its new spring loaded "TEVUS" system.

NEED  FOR  GOVERNMENT  APPROVAL

The  Company  does  not  need  any  government  approval  to market its product.

RESEARCH  &  DEVELOPMENT  OVER  PAST  TWO  YEARS

The Company has completed its research and development of two new high-performance motorcycles, the Raven and the Raptor. The Company intends to introduce these bikes to the marketplace in January 2004.

American Eagle continually designs, develops, and tests prototypes of new motorcycle designs and many of its proprietary components. To complement American Eagle's in-house engineering staff, consulting engineers are retained for their specific areas of expertise. American Eagle will continue to develop and refine the design and components of the existing and future production models in parallel with commercial production. Current development efforts consist primarily of creating mock-ups and prototypes of new models, making design changes for future models, and conducting tests to improve the performance, safety, and durability of the current product line.

EMPLOYEES

American Eagle currently employs 20 full time personnel.

DESCRIPTION OF PROPERTY

American Eagle recently completed setting up a 35,000 square foot office and production facility located at 2052 Corte Del Nogal, Carlsbad, California 92009. The Company anticipates commencement of production at the facility in the first quarter of 2004.

On September 30 2003 Eagle Corp. acquired the assets and business of FunKarts La,("FunKarts") FunKarts Manufactures pedal, Electric and gasoline powered mini-cars and go-carts. The product line includes racecar and truck replicas as well as vintage automobile replicas. Traditionally, the Company marketed it products as a promotional item for such sponsors as, Nestle, Amoco, Chevron and NAPA Auto Parts. American Eagle is currently establishing avenues of distribution with several national retail chains and mass merchandisers of non-branded FunKarts. FunKarts will operate as a division of American Eagle Manufacturing Co.

RISK FACTORS

Dependence Upon External Financing. It is important that we obtain debt and/or equity financing of approximately $5,000,000 for at least the next year to sustain our current operations. If we are unable to raise this capital, it would have a materially adverse effect upon our ability to maintain current operations.

Also, it is imperative that we raise capital to expand our operations. We require additional capital to pursue our business strategy in becoming a major player in our industry. If we are unable to obtain debt and/or equity financing upon terms that our management deems sufficiently favorable, or at all, it would have a materially adverse effect upon our ability for growth pursuant to our business strategy.

Reliance on Key Management. Our success is highly dependent upon the continued services of our management team. If any of our management team were to leave us, it could have a materially adverse effect upon our business and operations.

Item  4.  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT.

On December 15, 2003 the client-auditor relationship between American Eagle Manufacturing Co., formerly Harbour Front Holdings, Inc. (the "Company") and Malone & Bailey, PLLC ("Malone") ceased as Malone was dismissed as the Company's Auditor.

To the knowledge of the Company's current Board of Directors, Malone's report of the financial statements of the Registrant for the period from March 23,2001 through December 31, 2002 and any related interim period did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the audit of the Company's financial statements for the period from March 23,2001 through December 31,2002 and any subsequent interim period through the date of dismissal, Malone did not have any disagreements with the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

The financial statements reported on by Malone were not subject to any adverse or qualified opinion, or a disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles from March 31, 2001 through December 31, 2002, and the interim periods through the date of this report.

On December 15, 2003, the Registrant engaged Pollard-Kelley Auditing Services, Inc. ("Kelley") as its independent accountant for the fiscal year ended December 31, 2003.

During the most recent fiscal year and any subsequent interim period prior to engaging Kelley, the Company did not consult with Kelley regarding either (i) the application of accounting principals to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's Financial Statements; or (ii) any matter that was either the subject matter of a disagreement (as defined in Item 304(a) (1)(iv) of Regulation S-K and the related instructions) or a reportable event (as defined in Item 304 (a) (1) (v) of Regulation S-K). Terrance L. Kelley has reviewed the disclosure required by Item 304 (a) before it was filed with the Commission and has provided an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the company's expression of its views, or the respects in which it does not agree with the statements made by the Company in response to Item 304 (a). Kelley did not furnish a letter to the commission.

The Company has requested that Malone review the disclosure and Malone has been given an opportunity to furnish the Registrant with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respect in which it does not agree with the statements made by the company herein. Such letter is filled as an exhibit to this Report.

ITEM  5.   OTHER  EVENTS.

As a result of the acquisition of American Eagle Corp. and the change in focus of the Registrant's business, the Registrant changed its name from Harbour Front Holdings, Inc. to American Eagle Manufacturing Co. and now trades under the new stock symbol AEMC. In addition, the former director and officer of the Registrant resigned and the directors and officers of American Eagle Corp.
became the directors and officers of the Registrant. The new directors and officers are as follows: Don R. Logan-Chief Executive Officer and Director; and Barrie Logan-Vice President and Secretary. The Registrant also affected a 1:200 reverse stock split prior to the acquisition.

CERTAIN  RELATED  PARTY  TRANSACTIONS

Don Logan and Barrie Logan, the Company's officers and directors, made periodic loans to the Company. As of the date of this filing, the aggregate principal outstanding balance of these loans is approximately $4,000.

Don Logan and Barrie Logan, the Company's officers and directors, are husband and wife.


LEGAL  PROCEEDINGS

On December 20, 2001 American Eagle Corp. and Don R. Logan entered into an agreement to acquire certain assets from A.E. Technologies, Inc and or Gregory Spak. Only a small portion of the assets were delivered to American Eagle. American Eagle elected to rescind the contract and return the assets. This has resulted in the following legal actions being filed: Gregory Spak VS American Eagle Motorcycles filed February 27, 2003 Case No. GIN 027138 Superior Court North San Diego County. The Court denied the claim finding for American Eagle.

Comerica Bank VS American Eagle and American Eagle VS Gregory Spak and A.E. Technologies, Inc. filed June 20,2003 Case No Gv-818041 Superior Court County of Santa Clara. Comerica Bank is seeking to recover equipment that secured a loan to A.E. Technologies and Gregory Spak. A portion of the equipment has been received by American Eagle and is being stored awaiting instructions to return it to Comerica Bank. Comerica Bank is seeking $689,335. The management of American Eagle feels it has no liability in this case.

A.E. Technologies, Inc. and Gregory Spak VS American Eagle Corp. ET AL filed November 6, 2003 Case No 03CC00518 Superior court of Orange County Calif. Gregory Spak and A.E. Technologies, Inc. are suing to recover assets and damages for the breach of the contract that was rescinded by American Eagle. AE Technologies and Gregory Spak are seeking $15,750,000 in damages. American Eagle Management feels that they have very little if any liability in this matter. If the court should find American Eagle liable in either of these cases it could require American Eagle to issue more shares of stock to pay the damages. This could result in dilution to shareholders.

ITEM  7.   FINANCIAL  STATEMENTS  AND  EXHIBITS.

Financial  Statements  of  American  Eagle  Corp.  Manufacturing  Company,  Inc.

(a)  Pro  Forma  consolidated  Financial Statements as of 9-30-03 to be provided

(c)  Exhibits:

     2.1     Exchange  Agreement
    16.1     Letter  from  Malone  &  Bailey,  PLLC


Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

American  Eagle  Manufacturing  Co.


December  18,  2003


/s/  Don  R.  Logan
--------------------------------------------
Don  R.  Logan
Chief  Executive  Officer

Exhibit 2.1




                               EXCHANGE AGREEMENT


                                    Between

                        AMERICAN EAGLE MANUFACTURING CO.

                                      and

                              AMERICAN EAGLE CORP






                            Dated December 4, 2003

                               EXCHANGE AGREEMENT

     THIS EXCHANGE AGREEMENT (hereinafter referred to as this "Agreement") is entered into as of this 4th day of December, 2003, by and between AMERICAN EAGLE MANUFACTURING CO., FORMERLY HARBOUR FRONT HOLDINGS, INC., a Nevada corporation (hereinafter referred to as the "Company"), AMERICAN EAGLE CORP., a Nevada Corporation (hereinafter referred to as "Eagle"), and the persons or corporations executing this Agreement listed on the signature page hereto (referred to collectively as the "Eagle Shareholders who own eighty percent
(80%)  of  the  outstanding  shares  of  Eagle,  upon  the  following  premises:

                                    Premises
                                    --------

     WHEREAS, the Eagle Shareholders own eighty percent (80%) of the issued and outstanding shares of the capital stock of Eagle;

     WHEREAS, the Company is a publicly held corporation whose common stock is quoted on the OTC Bulletin Board under the symbol "AEMC";

     WHEREAS, Eagle is a privately held corporation organized under the laws of the State of Nevada;

     WHEREAS, the Company desires to acquire 100% of the issued and outstanding shares of Common Stock of Eagle in exchange for unissued shares of its Common Stock (the "Common Stock") (the "Exchange Offer"), so that Eagle will become wholly-owned subsidiaries of the Company;

     WHEREAS, Eagle Shareholders desire to exchange all of their shares of capital stock of Eagle and, solely in exchange for the shares of authorized but unissued Common Stock, $.001 par value, of the Company; and

     WHEREAS, the Company, Eagle, the Eagle Shareholders, desire to set forth the terms of the Exchange Offer, which is intended to constitute a tax-free reorganization pursuant to the provisions of the Internal Revenue Code of 1986.

                                    Agreement
                                    ---------

     NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, it is hereby agreed as follows:

                                    ARTICLE I

     REPRESENTATIONS, COVENANTS, AND WARRANTIES OF EAGLE,
                           AND THE EAGLE SHAREHOLDERS

     As an inducement to and to obtain the reliance of the Company, except as set forth on the Eagle Schedules (as hereinafter defined), Eagle and the Eagle Shareholders represent and warrant as follows:

     Section  1.01     Organization.  Eagle is a corporation duly organized,
                       ------------
validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states or countries in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to be so qualified would not have a material adverse effect on its business. Included in the Eagle Schedules are complete and correct copies of the Articles of Incorporation and Bylaws of Eagle as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Eagle's Articles of Incorporation or Bylaws. Eagle has taken all actions required by law, its Articles of Incorporation, or otherwise to authorize the execution and delivery of this Agreement. Eagle has full power, authority, and legal right and has taken all action required by law, its Articles of Incorporation, and otherwise to consummate the transactions herein contemplated.

     Section  1.02     Capitalization.  The  authorized  capitalization of Eagle
                       --------------
consists of 210,000,000 shares of which 200,000,000 shares are common stock with par value of $.001 per share, and 10,000,000 shares are preferred stock with par value of $.001 per share. There are currently 26,307,699 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

     Section 1.03     Subsidiaries and Predecessor Corporations.  Eagle does not
                      -----------------------------------------
have any predecessor corporation(s) or subsidiary(ies), and does not own, beneficially or of record, any shares of any other corporation.

     Section 1.04     Other Information.
                      -----------------

     (a) Eagle has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

     (b) Eagle has filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

     (c) The books and records of Eagle are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

     (d) Eagle has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise in excess of Twenty-Five Thousand Dollars ($25,000).

     Section  1.05     Information.  The  information concerning Eagle set forth
                       -----------
in this Agreement and in the Eagle Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, Eagle has fully disclosed in writing to the Company (through this Agreement or the Eagle Schedules) all information relating to matters involving Eagle or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than Twenty-Five Thousand Dollars ($25,000) liability or diminution in value, (ii) have led or may lead to a competitive disadvantage on the part of Eagle, or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on the transactions contemplated herein or on Eagle, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

     Section  1.06     Options  or  Warrants.  There  are options outstanding to
                       ---------------------
purchase 2,453,404 shares at an exercise price of $2.00 per share with various expiration dates as provided. Besides these options, there are no existing options, warrants, calls, or commitments of Eagle of any character relating to the authorized and unissued Eagle common stock, except options, warrants, calls or commitments, if any, to which Eagle is not a party and by which it is not bound.

     Section 1.07     Absence of Certain Changes or Events.  Except as set forth
                      ------------------------------------
in  this  Agreement  or  the  Eagle  Schedules,  since  June  30,  2003:

     (a) there has not been (i) any material adverse change in the proposed business, operations, properties, assets, or condition of Eagle or (ii) any damage, destruction, or loss to Eagle (whether or not covered by insurance) materially and adversely affecting the business or financial condition of Eagle;

     (b)     Eagle  has not (i) amended its Articles of Incorporation or Bylaws;
(ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of Eagle; (iv) made any material change in its method of management, operation or accounting; (v) entered into any other material transaction other than sales in the ordinary course of its business; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceeds Ten Thousand Dollars ($10,000); or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

     (c) Eagle has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) in excess of $25,000 except as disclosed herein and except liabilities incurred in the ordinary course of business; (ii) paid or agreed to pay any material obligations or liability (absolute or contingent) other than current liabilities, and current liabilities incurred in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than Twenty-Five Thousand Dollars [$25,000]), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than Twenty-Five Thousand Dollars [$25,000]); or (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Eagle; and

     (d) To the best knowledge of Eagle, Eagle has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of Eagle.

     Section  1.08     Title  and Related Matters.  No third party has any right
                       --------------------------
to, and Eagle has not received any notice of infringement of or conflict with asserted rights of others with respect to, any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names, or copyrights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the proposed business, operations, financial condition, income, or business prospects of Eagle or any material portion of its properties, assets, or rights.

     Section  1.09     Litigation and Proceedings.  There are no actions, suits,
                       --------------------------
or proceedings pending or, to the knowledge of Eagle after reasonable investigation, threatened by or against Eagle or affecting Eagle or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, unless otherwise disclosed on Schedule 1.09. Eagle does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

      Section  1.10     Contracts.
                        ---------

     (a) There are no material contracts, agreements, franchises, license agreements, debt instruments or other commitments to which Eagle is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business (as used in this Agreement, a "material" contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six (6) months after the date of this Agreement and (ii) involves aggregate obligations of at least Twenty-Five Thousand Dollars ($25,000);

     (b) All contracts, agreements, franchises, license agreements, debt instruments and other commitments, if any, to which Eagle is a party and which are material to the operations of Eagle taken as a whole are valid and enforceable by Eagle in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

     (c) Eagle is not a party to or bound by, and the properties of Eagle are not subject to, any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of Eagle; and

     (d) Except as included or described in the Eagle Schedules, Eagle is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on thirty (30) days, or less notice;
(ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan; (iii) agreement, contract, or indenture relating to the borrowing of money; (iv) guaranty of any obligation, other than one on which Eagle is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations which, in the aggregate do not exceed more than one (1) year or provide for payments in excess of Twenty-Five Thousand Dollars ($25,000) in the aggregate; (v) collective bargaining agreement; or (vi) agreement with any present or former officer or director of Eagle.

     Section  1.11     Material  Contract  Defaults.  Eagle is not in default in
                       ----------------------------
any material respect under the terms of any outstanding material contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of Eagle and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Eagle has not taken adequate steps to prevent such a default from occurring.

     Section 1.12     No Conflict With Other Instruments.  The execution of this
                      ----------------------------------
Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute an event of default under, or terminate, accelerate or modify the terms of any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Eagle is a party or to which any of its properties or operations are subject.

     Section  1.13     Governmental  Authorizations.  Except as set forth in the
                       ----------------------------
Eagle Schedules, Eagle has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Eagle of this Agreement and the consummation by Eagle of the transactions contemplated hereby.

     Section 1.14     Compliance With Laws and Regulations.  Except as set forth
                      ------------------------------------
in the Eagle Schedules, to the best of its knowledge Eagle has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Eagle or except to the extent that noncompliance would not result in the occurrence of any material liability for Eagle.

     Section  1.15     Approval  of  Agreement.  The Board of Directors of Eagle
                       -----------------------
has authorized the execution and delivery of this Agreement by Eagle and has approved this Agreement and the transactions contemplated hereby, and will recommend to the Eagle Shareholders that the Exchange Offer be accepted by them.

     Section  1.16     Material  Transactions or Affiliations.  Set forth in the
                       --------------------------------------
Eagle Schedules is a description, if applicable, of every contract, agreement, or arrangement between Eagle or any predecessor and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record, or known by Eagle to own beneficially, five percent (5%) or more of the issued and outstanding common stock of Eagle and which is to be performed in whole or in part after the date hereof or which was entered into not more than three (3) years prior to the date hereof. Except as disclosed in the Eagle Schedules or otherwise disclosed herein, no officer, director, or five percent (5%) shareholder of Eagle has, or has had since inception of Eagle, any known interest, direct or indirect, in any transaction with Eagle which was material to the business of Eagle. There are no commitments by Eagle, whether written or oral, to lend any funds, or to borrow any money from, or enter into any other transaction with, any such affiliated person.

     Section  1.17     Eagle  Schedules.  Eagle  will deliver to the Company the
                       ----------------
following schedules, if such schedules are applicable to the business of Eagle, which are collectively referred to as the " Eagle Schedules" and which consist of separate schedules dated as of the date of execution of this Agreement, all certified by the chief executive officer of Eagle as complete, true, and correct as of the date of this Agreement in all material respects:

     (a) a schedule containing complete and correct copies of the Articles of Incorporation in effect as of the date of this Agreement;

(b) a schedule containing complete and correct copies of the Bylaws of Eagle in effect as of the date of this Agreement;

(c) a schedule containing any Corporate Resolutions of the Shareholders of Eagle;

(d) a schedule containing Minutes of meetings of the Board of Directors of Eagle;

(e) a schedule containing a list indicating the name and address of each shareholder of Eagle together with the number of shares owned by him, her or it; and

(f) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed by Eagle.

     Eagle shall cause the Eagle Schedules and the instruments and data delivered to the Company hereunder to be promptly updated after the date hereof up to and including the Closing Date.

     It is understood and agreed that not all of the schedules referred to above have been completed or are available to be furnished by Eagle. Eagle shall have until December 12, 2003 to provide such schedules. If Eagle cannot or fails to do so, or if the Company acting reasonably finds any such schedules or updates provided after the date hereof to be unacceptable according to the criteria set forth herein, the Company may terminate this Agreement by giving written notice to Eagle within five (5) days after the schedules or updates were due to be produced or were provided. For purposes of the foregoing, the Company may consider a disclosure in the Eagle Schedules to be "unacceptable" only if that item would have a material adverse impact on the financial condition of Eagle, taken as a whole.

     Section  1.18     Valid  Obligation.  This Agreement and all agreements and
                       -----------------
other documents executed by Eagle in connection herewith constitute the valid and binding obligation of Eagle, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought. The Exchange of the Eagle shares by the Eagle Shareholders is not contingent upon any other agreement, conditions or understandings.

     Section  1.19     Acquisition of the Shares by the Eagle  Shareholders. The
                       ----------------------------------------------------
Eagle Shareholders are acquiring the Shares for their own account without the participation of any other person and with the intent of holding the Shares for investment and without the intent of participating, directly or indirectly, in a distribution of the Shares, or any portion thereof, and not with a view to, or for resale in connection with, any distribution of the Shares, or any portion thereof. The Eagle Shareholders have read, understand and consulted with their legal counsel regarding the limitations and requirements of Section 5 of the 1933 Act. The Eagle Shareholders will offer, sell, pledge, convey or otherwise transfer the Shares, or any portion thereof, only if: (i) pursuant to an effective registration statement under the 1933 Act and any and all applicable state securities or Blue Sky laws or in a transaction which is otherwise in compliance with the 1933 Act and such laws; or (ii) pursuant to a valid exemption from registration.

     Section  1.20     Accredited Investor Status.  Each Eagle Shareholder is an
                       ---------------------------
accredited investor as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act.

                                   ARTICLE II

            REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE COMPANY

     As an inducement to, and to obtain the reliance of Eagle, the Eagle Shareholders, except as set forth in the Company Schedules (as hereinafter defined), the Company represents and warrants as follows:

     Section  2.01     Organization.  The  Company  is  a  corporation  duly
                       ------------
organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets, to carry on its business in all material respects as it is now being conducted, and except where failure to be so qualified would not have a material adverse effect on its business, there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Company Schedules are complete and correct copies of the Articles of Incorporation and Bylaws of the Company as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Company's Articles of Incorporation or Bylaws. The Company has taken all action required by law, its Articles of Incorporation, its Bylaws, or otherwise to authorize the execution and delivery of this Agreement, and the Company has full power, authority, and legal right and has taken all action required by law, its Articles of Incorporation, Bylaws, or otherwise to consummate the transactions herein contemplated.

     Section  2.02     Capitalization.  The  Company  is  authorized  to  issue
                       --------------
200,000,000 shares of Common Stock, par value $.001 per share, of which approximately 982,700 shares will be issued and outstanding on the Closing Date prior to the issuance of the shares to the Eagle Shareholders as set forth in
Section 3.01(iii) and 25,000,000 shares of preferred stock, par value $.001 per share, of which no shares will be issued and outstanding on at the Closing. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section  2.03     Subsidiaries  and  Predecessor Corporations.  The Company does
                  -------------------------------------------
not have any predecessor corporation(s) or subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

     Section  2.04     Financial  Statements.
                       ---------------------

     (a) Included in the Company Schedules are (i) the audited balance sheets of the Company and the related statements of operations and cash flows as of and for the twelve (12) months ended December 31, 2002 and (ii) the unaudited balance sheets of the Company and the related statements of operations and cash flows for the nine (9) months ended September 30, 2003.

     (b) All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The Company balance sheets present fairly as of their respective dates the financial condition of the Company. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, the Company had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of the Company, in accordance with generally accepted accounting principles. The statements of operations, stockholders' equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles.

     (c) The Company has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

     (d) The books and records, financial and otherwise, of the Company are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

     (e) All of the Company's assets are reflected on its financial statements, and, except as set forth in the Company Schedules or the financial statements of the Company or the notes thereto, the Company has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

     Section  2.05     Information.  The  information concerning the Company set
                       -----------
forth in this Agreement and the Company Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, the Company has fully disclosed in writing to Eagle (through this Agreement or the Company Schedules) all information relating to matters involving the Company or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than Ten Thousand Dollars ($10,000) liability or diminution in value, (ii) have led or may lead to a competitive disadvantage on the part of the Company or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on the transactions contemplated herein or on the Company, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

     Section  2.06     Options  or Warrants.  Except as included or described in
                       --------------------
Schedule 2.06, there are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of the Company.

     Section 2.07     Absence of Certain Changes or Events.  Except as disclosed
                      ------------------------------------
in Schedule 2.07, or permitted in writing by Eagle (to the extent that this Agreement concerns the Exchange of shares of Eagle) since the date of the most recent Company balance sheet:

     (a) there has not been (i) any material adverse change in the business, operations, properties, assets or condition of the Company or (ii) any damage, destruction or loss to the Company (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of the Company;

     (b) The Company has not and will not (i) amend its Articles of Incorporation or Bylaws except to complete the performance of the Company as set forth herein; (ii) declare or make, or agree to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchase or redeem, or agree to purchase or redeem, any of its capital stock;
(iii) waive any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of the Company;
(iv) make any material change in its method of management, operation, or accounting; (v) enter into any transaction or agreement other than in the ordinary course of business; (vi) make any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increase the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed One Thousand Dollars ($1,000); or (viii) make any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

     (c) The Company has not (i) granted or agreed to grant any options or warrants; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent Company balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than Ten Thousand Dollars [$10,000]), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than One Thousand Dollars [$1,000]); and (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of the Company; and

     (d) The Company has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of the Company.

     Section  2.08     Title  and  Related  Matters.  The  Company  has good and
                       ----------------------------
marketable title to all of its properties, inventory, interest in properties, and assets, real and personal, which are reflected in the most recent Company balance sheet or acquired after that date (except properties, inventory, interest in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the Company Schedules. Except as set forth in the Company Schedules, the Company owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with the Company's business. Except as set forth in the Company Schedules, no third party has any right to, and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names, or copyrights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial condition, income, or business prospects of the Company or any material portion of its properties, assets, or rights.

     Section  2.09     Litigation  and Proceedings.  Other than disclosed in the
                       ---------------------------
Company's filings with the SEC, there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Company after reasonable investigation, threatened by or against the Company or affecting the Company or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. The Company has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality, or any circumstance which after reasonable investigation would result in the discovery of such default, other than that disclosed in the Company's filings with the SEC.

     Section  2.10     Contracts.
                       ---------

     (a) Except as disclosed in the Company Schedules, the Company is not a party to, and its assets, products, technology and properties are not bound by, any material contract, franchise, license agreement, agreement, debt instrument or other commitments whether such agreement is in writing or oral.

     (b) All contracts, agreements, franchises, license agreements, debt instruments, and other commitments to which the Company is a party or by which its properties are bound and which are material to the operations of the Company taken as a whole are valid and enforceable by the Company in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

     (c) The Company is not a party to or bound by, and the properties of the Company are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of the Company; and

     (d) Except as included or described in the Company Schedules or reflected in the most recent Company balance sheet, the Company is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on thirty (30) days, or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, other than one on which the Company is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations which, in the aggregate do not exceed more than one year or provide for payments in excess of Twenty-Five Thousand Dollars ($25,000) in the aggregate; (v) collective bargaining agreement; or (vi) agreement with any present or former officer or director of the Company.

     Section 2.11     Material Contract Defaults.  The Company is not in default
                      --------------------------
in any respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of the Company and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which the Company has not taken adequate steps to prevent such a default from occurring.

     Section 2.12     No Conflict With Other Instruments.  The execution of this
                      ----------------------------------
Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or to which any of its assets or operations are subject.

     Section  2.13     Governmental  Authorizations.  The  Company  has  all
                       ----------------------------
licenses, franchises, permits, and other governmental authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby.

     Section  2.14     Compliance With Laws and Regulations.  To the best of its
                       ------------------------------------
knowledge, the Company has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of the Company or except to the extent that noncompliance would not result in the occurrence of any material liability. This compliance includes, but is not limited to, the filing of all reports, filings and schedules to date with federal and state securities authorities.

     Section  2.15     Approval  of  Agreement.  The  Board  of Directors of the
                       -----------------------
Company has authorized the execution and delivery of this Agreement by the Company and has approved this Agreement and the transactions contemplated hereby.

     Section  2.16     Material  Transactions  or  Affiliations.  Except  as
                       ----------------------------------------
disclosed herein and in the Company Schedules, there exists no contract, agreement or arrangement between the Company and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by the Company to own beneficially, five percent (5%) or more of the issued and outstanding Common Stock of the Company and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof. Neither any officer, director, nor five percent (5%) shareholder of the Company has, or has had since inception of the Company, any known interest, direct or indirect, in any such transaction with the Company which was material to the business of the Company. The Company has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

     Section  2.17     The  Company  Schedules.  Within  ten  (10) days prior to
                       -----------------------
Closing, the Company will deliver to the following schedules, which are collectively referred to as the "Company Schedules" and which consist of separate schedules, which are dated the date of this Agreement, all certified by the chief executive officer of the Company to be complete, true, and accurate in all material respects as of the date of this Agreement:

     (a) a schedule containing complete and accurate copies of the Articles of Incorporation and Bylaws of the Company as in effect as of the date of this Agreement;

     (b) a schedule containing the financial statements of the Company identified herein;

     (c) a certified list from the Company's Transfer Agent setting forth the name and address of each shareholder of the Company together with the number of shares owned by him, her or it;

     (d) a schedule containing a description of all real property owned by the Company, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim, or equity interest of any nature whatsoever in such real property;

     (e) copies of all licenses, permits, and other governmental authorizations (or requests or applications therefor) pursuant to which the Company carries on or proposes to carry on its business (except those which, in the aggregate, are immaterial to the present or proposed business of the Company);

     (f) a schedule listing the accounts receivable and notes and other obligations receivable of the Company as of September 30, 2003, or thereafter other than in the ordinary course of business of the Company, indicating the debtor and amount, and classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments which are in the aggregate material and due to or claimed by such debtor;

     (g) a schedule listing the accounts payable and notes and other obligations payable of the Company as of September 30, 2003, or that arose thereafter other than in the ordinary course of the business of the Company, indicating the creditor and amount, classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments, which in the aggregate are material and due to or claimed by the Company respecting such obligations;

     (h) a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of the Company since September 30, 2003; and

     (i) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Company Schedules by Sections 2.01 through 2.18.

     The Company shall cause the Company Schedules and the instruments and data delivered to Eagle hereunder to be promptly updated after the date hereof up to and including the Closing Date. If the Company cannot or fails to provide the schedules required by this Section, or if or the Eagle Shareholders (to the extent that this Agreement concerns the Exchange of the shares of Eagle) or find any such schedules or updates provided after the date hereof to be unacceptable, Eagle or the Eagle Shareholders as the case may be, may terminate this Agreement as it concerns Eagle or the Eagle Shareholders, respectively, by giving written notice to the Company within five (5) days after the schedules or updates were due to be produced or were provided. For purposes of the foregoing, Eagle, the Eagle Shareholders may consider a disclosure in the Company Schedules to be "unacceptable" only if that item would have a material adverse impact on the financial condition of the Company, taken as a whole.

     Section  2.18     Valid  Obligation.  This Agreement and all agreements and
                       -----------------
other documents executed by the Company in connection herewith constitute the valid and binding obligation of the Company, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

     Section  2.19          Liabilities.   The Company acknowledges that it will
                            -----------
have no liabilities outstanding on the Closing Date except as otherwise disclosed (as defined in Section 3.02).

     Section  2.20     Reporting  Requirements  of  the Company.  The Company is
                       ----------------------------------------
subject to the reporting and filing requirements of the Securities Exchange Act of 1934 ("the Exchange Act') including (1) the periodic reporting requirements and (2) the Proxy Rules set forth thereunder. The Company and its officers, directors, and beneficial owners are subject to the provisions of the Exchange Act Section 16 relating to short-swing profit recapture, reports of beneficial ownership and short sale prohibitions and the Company and its officers, directors, and beneficial owners have timely complied in all respects with the filing requirements of the Exchange Act.

     Section 2.21     Quotation on the OTC Bulletin Board.  The Company's Common
                      -----------------------------------
Stock is quoted on the OTC Bulletin Board under the symbol "AEMC" and the Company will retain such quotation on the OTC Bulletin Board until the Closing of the transactions contemplated herein.

     Section  2.23     Approval  of  the  Exchange  by  the  Company's  Board of
                       ---------------------------------------------------------
Directors. The Directors of the Company shall have approved the Exchange Offer and the related transactions described herein.

     Section  2.24     Approval  of  the Exchange by the Company's Shareholders.
                       --------------------------------------------------------
Approval  of  the  Exchange  Offer  and  related  transactions  by the Company's
Shareholders is not required by Nevada law or the Company's Articles of Incorporation or Bylaws or any amendments thereto.

                                  ARTICLE III

                                PLAN OF EXCHANGE

     Section  3.01     The  Exchange.  (i)  On  the  terms  and  subject  to the
                       -------------
conditions set forth in this Agreement, on the Closing Date (as defined in Section 3.02), each Eagle Shareholder who shall elect to accept the Exchange Offer described herein shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the number of shares of common stock of Eagle set forth herein, in the aggregate constituting up to 100% of the issued and outstanding shares of common stock of Eagle. After the acquisition of 100% of the outstanding shares of Eagle, Eagle shall become a wholly owned subsidiary of the Company.

     Section 3.01(ii) The Eagle Shareholders will receive one share of the Company's Common Stock for every one (1) share of Eagle common stock held or an aggregate amount of Twenty-Six Million Three Hundred Seven Thousand and Six Hundred Ninety-Nine (26,307,699) shares of the Company's Common Stock.

     Section  3.02     Closing.  The  closing  ("Closing")  of the  transactions
                       -------
contemplated by this Agreement shall be on a date and at such time as the parties may agree ("Closing Date") but not later than November 30, 2003 subject to the right of the Company or Eagle to extend such Closing Date by up to an additional ten (10) days. Such Closing shall take place at a mutually agreeable time and place. At Closing, or immediately thereafter, the following will occur:

     (a) The Eagle Shareholders shall surrender the certificates evidencing 100% of the shares of Eagle stock, duly endorsed with Medallion Guaranteed stock powers so as to make the Company the sole owner thereof;

     (b) With respect to the Exchange of shares of the common stock of Eagle, the Company will issue and deliver up to 26,307,699 newly issued treasury shares of the Company's Common Stock in the name of the Eagle Shareholders in accordance with this Agreement;

     (c) At Closing, the current board of directors and the current officers of the Company shall resign from their position as directors and contemporaneously therewith such directors shall appoint directors and officers of the Company as directed by Eagle to fill the vacancies created by such resignations;

     (d) The Closing, as it concerns Eagle, shall be consummated by the execution and acknowledgment by the Company and Eagle of Articles of Share Exchange in accordance with applicable Nevada law. The Articles of Share Exchange executed and acknowledged shall be delivered for filing to the Secretary of State of the State of Nevada as promptly as possible after the consummation of the Closing. The Articles of Share Exchange shall specify the effective date and time of the Share Exchange;

     (e) At the Closing, as it relates to Eagle, the Company, Eagle and each of the Eagle Shareholders shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby. Among other things, the Company shall provide an opinion of counsel acceptable to Eagle as to such matters as Eagle may reasonably request, which shall include, but not be limited to, a statement, to the effect that to such counsel's best knowledge, after reasonable investigation, from inception until the Closing Date, the Company has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of the Company or except to the extent that noncompliance would not result in the occurrence of any material liability (such compliance including, but not being limited to, the filing of all reports to date with federal and state securities authorities); and


      Section  3.03     Name Change.  Prior to the Closing, the Company will
                        ------------
change its name to American Eagle Manufacturing Co. In connection therewith the Company will timely comply with Nevada law in all respects including amending its Articles of Incorporation.

     Section  3.04     Tradability  of  Shares. (i)     The shares of the Common
                       -----------------------
Stock of the Company to be issued to the Eagle Shareholders have not been registered under the 1933 Act, nor registered under any state securities law, and are "restricted securities" as that term is defined in Rule 144 under the 1933 Act. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from registration under the 1933 Act. The shares to be issued to the Eagle Shareholders will bear the following restrictive legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED WITHOUT EITHER: i) REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR ii) SUBMISSION TO THE CORPORATION OF AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION THAT SAID SHARES AND THE TRANSFER THEREOF ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS;" and

      Section 3.04(ii) No shares of the Company's Common Stock shall be registered until the Seller, as that term is defined in the Stock Purchase
Agreement, receives an aggregate of $200,000 in connection with the Stock Purchase Agreement.

     Section  3.05     Anti-Dilution.  The  number  of  shares  of the Company's
                       -------------
Common Stock issuable upon the Exchange Offer shall be appropriately adjusted to take into account any other stock split, stock dividend, reverse stock split, recapitalization, or similar change in the Company's Common Stock which may occur (i) between the date of the execution of this Agreement and the Closing Date.

     Section  3.06     Termination.
                       -----------

     (a) This Agreement may be terminated by the Board of Directors of either the Company or Eagle by the Eagle Shareholders at any time prior to the Closing Date if:

          (i) there shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such Board of Directors, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the Exchange;

          (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions (which does not include the Securities and Exchange Commission) or in the judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the Exchange;

          (iii) if less than eighty percent (80%) of the Eagle Shareholders agree to the Exchange Offer; or

In the event of termination pursuant to this paragraph, no obligation, right or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated.

     (b) This Agreement may be terminated by the Board of Directors of the Company at any time prior to the Closing Date if:

          (i) the Board of Directors of the Company determines in good faith that one or more of the Company's conditions to Closing has not occurred, through no fault of the Company.

          (ii)  The  Company  takes  the termination action specified in Section
     1.17 as a result of Eagle Schedules or updates thereto which the Company finds unacceptable;

          (iv) Eagle shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Eagle contained herein shall be inaccurate in any material respect, where such noncompliance or inaccuracy has not been cured within ten (10) days after written notice thereof; or


If this Agreement is terminated pursuant to this paragraph, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder, except that Eagle shall bear the costs in connection with the negotiation, preparation, and execution of this Agreement and qualifying the offer and sale of securities to be issued in the Exchange under the registration requirements, or exemption from the registration requirements, of state and federal securities laws.

     (c) This Agreement may be terminated by the Board of Directors of Eagle or by the Eagle Shareholders at any time prior to the Closing Date if:

          (i) there shall have been any change after the date of the latest balance sheet of the Company in the assets, properties, business or financial condition of the Company which could have a material adverse effect on the financial statements of the Company listed in Section 2.04(a) and 2.04(b) taken as a whole, except any changes disclosed in the Company Schedules;

          (ii) the Board of Directors of Eagle determines in good faith that one or more of Eagle's conditions to Closing has not occurred, through no fault of Eagle;

          (iii) Eagle takes the termination action specified in Section 2.17 as a result of the Company Schedules or updates thereto which Eagle finds unacceptable;

          (iv) On or before December 10, 2003, if Eagle notifies the Company that Eagle's investigation pursuant to Section 4.01 below has uncovered information which it finds unacceptable by the same criteria set forth herein; or

          (v) The Company shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of the Company contained herein shall be inaccurate in any material respect, where such noncompliance or inaccuracy has not been cured within ten (10) days after written notice thereof.

If this Agreement is terminated pursuant to this paragraph, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder.

     No revenue ruling or opinion of counsel will be sought as to the tax-free nature of the subject Exchange and such tax treatment is not a condition to Closing herein.

                                   ARTICLE IV

                                SPECIAL COVENANTS

     Section  4.01     Access to Properties and Records.  The Company, and Eagle
                       --------------------------------
will each afford to the officers and authorized representatives of the other full access to the properties, books and records of the Company, and Eagle, respectively, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of the Company and, Eagle, respectively, as the other shall from time to time reasonably request. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and each party hereto shall cooperate fully therein. No investigation by a party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other party under this Agreement. In order that each party may investigate as it may wish the business affairs of the other, each party shall furnish the other during such period with all such information and copies of such documents concerning the affairs of it as the other party may reasonably request, and cause its officer, employees, consultants, agents, accountants, and attorneys to cooperate fully in connection with such review and examination, and to make full disclosure to the other parties all material facts affecting its financial condition, business operations, and the conduct of operations. Without limiting the foregoing, as soon as practicable after the end of each fiscal quarter (and in any event through the last fiscal quarter prior to the Closing Date), the Company shall provide Eagle with quarterly internally prepared and unaudited financial statements for all periods up to the date of Closing.

     Section  4.02     Delivery  of  Books  and  Records.  At the Closing, Eagle
                       ---------------------------------
shall deliver to the Company copies of the corporate minute books, books of account, contracts, records, and all other books or documents of Eagle, now in the possession of Eagle, or their representatives.

     Section  4.03     Third  Party Consents and Certificates.  The Company, and
                       --------------------------------------
Eagle agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

     Section  4.04     Consent of Eagle  Shareholders.  Eagle shall use its best
                       ------------------------------
efforts to obtain the consent of all Eagle Shareholders to participate in the Exchange.

     Section  4.05     Exclusive  Dealing  Rights.  Until  5:00  P.M.  Eastern
                       --------------------------
Daylight  Time  on  November  30,  2003.

     (a) In recognition of the substantial time and effort which the Company has spent and will continue to spend in investigating Eagle and its business and in addressing the matters related to the transactions contemplated herein, each of which may preempt or delay other management activities, neither Eagle, nor any of its officers, employees, representatives or agents will directly or indirectly solicit or initiate any discussions or negotiations with, or, except where required by fiduciary obligations under applicable law as advised by counsel, participate in any negotiations with or provide any information to or otherwise cooperate in any other way with, or facilitate or encourage any effort or attempt by, any corporation, partnership, person or other entity or group (other than the Company and its directors, officers, employees, representatives and agents) concerning any merger, sale of substantial assets, sale of shares of capital stock, (including without limitation, any public or private offering of the common stock of Eagle) or similar transactions involving Eagle (all such transactions being referred to as " Eagle Acquisition Transactions"). If Eagle receives any proposal with respect to a Eagle Acquisition Transaction, it will immediately communicate to the Company the fact that it has received such proposal and the principal terms thereof.

     (c) In recognition of the substantial time and effort which Eagle has spent and will continue to spend in investigating the Company and its business and in addressing the matters related to the transactions contemplated herein, each of which may preempt or delay other management activities, neither the Company, nor any of its officers, employees, representatives, shareholders or agents will directly or indirectly solicit or initiate any discussions or negotiations with, or, except where required by fiduciary obligations under applicable law as advised by counsel, participate in any negotiations with or provide any information to or otherwise cooperate in any other way with, or facilitate or encourage any effort or attempt by, any corporation, partnership, person or other entity or group (other than Eagle and its directors, officers, employees, representatives and agents) concerning any merger, sale of substantial assets, sale of shares of capital stock, (including without limitation, any public or private offering of the Common Stock of the Company or similar transactions involving the Company (all such transactions being referred to as "Company Acquisition Transactions"). If the Company receives any proposal with respect to a Company Acquisition Transaction, it will immediately communicate to Eagle the fact that it has received such proposal and the principal terms thereof.


Section  4.06     Actions  Prior  to  Closing.
                  ---------------------------

     (a) From and after the date of this Agreement until the Closing Date and except as set forth in the Company Schedules, the Eagle Schedules or as permitted or contemplated by this Agreement, the Company (subject to paragraph
(b)  below),  Eagle,  will:

          (i) carry on its business in substantially the same manner as it has heretofore;

          (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

          (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

          (iv) perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

          (v) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

          (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

          (b) From and after the date of this Agreement until the Closing Date, the Company, and Eagle will not:

          (i) Make any changes in their Articles of Incorporation or Bylaws, except as otherwise provided in this Agreement;

          (ii) Take any action described in Section 1.07 in the case of Eagle, or in Section 2.07 in the case of the Company (all except as permitted therein or as disclosed in the applicable party's schedules);

          (iii) enter into or amend any contract, agreement, or other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services; or

          (iv) sell any assets or discontinue any operations, sell any shares of capital stock (other than the sale of securities underlying existing warrants or options of the Company) or conduct any similar transactions other than in the ordinary course of business.

Section  4.07     Indemnification.
                  ---------------

     (a) The Company hereby agrees to indemnify Eagle and each of the officers, agents, and directors of Eagle and each of the Eagle Shareholders as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made by the Company under this Agreement and any and all past due legal expenses and audit fees of the Company whether or not such expenses and fees are listed on the Company's balance sheet. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.


     Section  4.08     Limitation  of  Subsequent  Corporate  Actions.  It  is
                       ----------------------------------------------
expressly understood and agreed that the Company, the shareholders of Eagle, and their affiliates will take all steps necessary to ensure that:

     (a) The Company will not enact a reverse split of its Common Stock for a period of twelve (12) months after Closing; and

     (b) The assets of Eagle, if any, shall remain in the Company as part of its business operations.

     Notwithstanding items (a) and (b), the Company may waive such conditions stated above with a written waiver. Other than (a) and (b) of this Section, there are no restrictions upon the Company to inhibit, prevent, limit or restrict the Company from issuing additional securities of any class, preference or type after the date of the Closing.


Section  4.09     Indemnification  of  Subsequent  Corporate  Actions.
                  ---------------------------------------------------

     (a) No officer, director, controlling shareholder, agent or representative of the Company, or any other person currently affiliated with the Company, has offered or agreed to assist in the promotion, market making, development, enhancement, or support of the Company's business, capital raising, or securities market.

     (b) Eagle hereby represents and warrants that it will indemnify and hold harmless any officer, director, controlling shareholder, agent or representative of the Company, or any other person affiliated with the Company, from any decisions, activities, or conduct of the Company contemporaneous with, or subsequent to this Agreement.

     Section  4.10     Audited  Financial  Statements.  The  Company  shall file
                       ------------------------------
audited financial statements of Eagle as required by the Securities and Exchange Commission within seventy-five (75) days from the date of Closing.

     Section  4.11     Blue  Sky  Manual Exemption.  The Company shall file with
                       ----------------------------
Standard & Poors or Moody's within one hundred twenty (120) days from the date of Closing.



                                    ARTICLE V

     CONDITIONS  PRECEDENT  TO  OBLIGATIONS  OF  THE  COMPANY

     The obligations of the Company under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     Section  5.01     Accuracy of Representations and Performance of Covenants.
                       --------------------------------------------------------
(i) The representations and warranties made by Eagle in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement). Eagle shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Eagle prior to or at the Closing. The Company shall be furnished with a certificate, signed by a duly authorized executive officer of Eagle and dated the Closing Date, to the foregoing effect.


     Section  5.02     Officer's  Certificate.  (i)     The  Company  shall have
                       ----------------------
been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Eagle to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of Eagle threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the Eagle Schedules, by or against Eagle, which might result in any material adverse change in any of the assets, properties, business, or operations of Eagle.


     Section  5.03     No  Material Adverse Change.  Prior to the Closing Date,
                       ---------------------------
there shall not have occurred any material change in the financial condition, business, or operations of Eagle nor shall any event have occurred which, with the lapse of time or the giving of notice, is determined to be unacceptable using the criteria set forth in Section 1.17 or 1.A.17, respectively.

     Section  5.04     Approval by Eagle  Shareholders.  The Exchange shall have
                       -----------------  ------------
been approved, and shares delivered in accordance with Section 3.01, by the holders of not less than eighty percent (80%) of the outstanding common stock of Eagle.

     Section  5.05     No  Governmental  Prohibition.  No  order, statute, rule,
                       -----------------------------
regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

     Section  5.06     Consents.  All consents, approvals, waivers or amendments
                       --------
pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of the Company, Eagle after the Closing Date on the basis as presently operated shall have been obtained.

                                   ARTICLE VI

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF EAGLE
                           AND THE EAGLE SHAREHOLDERS

     The obligations of Eagle and the Eagle Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     Section  6.01     Accuracy of Representations and Performance of Covenants.
                       --------------------------------------------------------
The representations and warranties made by the Company in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date. Additionally, the Company shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by the Company and shall have satisfied all conditions set forth herein prior to or at the Closing. Eagle shall have been furnished with certificates, signed by duly authorized executive officers of the Company and dated the Closing Date, to the foregoing effect.

     Section  6.02     Officer's  Certificate.  Eagle  shall have been furnished
                       ----------------------
with certificates dated the Closing Date and signed by the duly authorized executive officer of the Company, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of the Company threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Company Schedules, by or against the Company, which might result in any material adverse change in any of the assets, properties or operations of the Company.

     Section  6.03     No  Material  Adverse Change.  Prior to the Closing Date,
                       ----------------------------
there shall not have occurred any change in the financial condition, business or operations of the Company nor shall any event have occurred which, with the lapse of time or the giving of notice, is determined to be unacceptable using the criteria set forth in Section 2.17.

     Section  6.04     No  Governmental  Prohibition.  No  order, statute, rule,
                       -----------------------------
regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

     Section  6.05     Consents.  All consents, approvals, waivers or amendments
                       --------
pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of the Company and Eagle after the Closing Date on the basis as presently operated shall have been obtained.

     Section  6.06     Other Items.  Eagle shall have received further opinions,
                       -----------
documents, certificates, or instruments relating to the transactions contemplated hereby as Eagle may reasonably request.

                                  ARTICLE VII

                                  MISCELLANEOUS

     Section  7.01     No  Bankruptcy  and No Criminal Convictions.  None of the
                       -------------------------------------------
Parties to the Agreement, nor their officers, directors or affiliates, promoters, beneficial shareholders or control persons, nor any predecessor thereof have been subject to the following:

          (a) Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer within the past five (5) years;

          (b) Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

          (c) Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

          (d) Being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission (the "SEC") or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

     Section  7.02     Brokers.  No  broker's  or  finder's  fee will be paid in
                       -------
connection with the transaction contemplated by this Agreement other than fees payable to persons registered as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934. The Company and Eagle agree that, except as set forth herein and on Schedule 7.02 attached hereto, there were no brokers or finders involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. The Company and Eagle each agree to indemnify the other, for any commission, brokerage, or finder's fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

     Section  7.03     Governing  Law  and Arbitration.  This Agreement shall be
                       -------------------------------
governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Nevada without giving effect to principles of conflicts of law thereunder. All controversies, disputes or claims arising out of or relating to this Agreement shall be resolved by binding arbitration. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. All arbitrators shall possess such experience in, and knowledge of, the subject area of the controversy or claim so as to qualify as an "expert" with respect to such subject matter. The governing law for the purposes of any arbitration arising hereunder shall be in Nevada. The prevailing party shall be entitled to receive its reasonable attorney's fees and all costs relating to the arbitration. Any award rendered by arbitration shall be final and binding on the parties, and judgment thereon may be entered in any court of competent jurisdiction.

Section  7.04     Notices.  Any  notice  or  other  communications  required  or
                  -------
permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:


If  to  the  Company,  to:          AMERICAN  EAGLE  MANUFACTURING  CO.
                                    300 Park Avenue - Suite 1700
                                    New York, NY  10022



If  to  EAGLE,  to:                 AMERICAN  EAGLE  CORP.
                                    2052  Corte  Del  Nogal
                                    Carlsbad,  California  92009



With  copies  to:                   David  M.  Loev,  Attorney  at  Law
                                    2777  Allen  Parkway
                                    Suite  1000
                                    Houston,  Texas  77019

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) three (3) days after mailing, if sent by registered or certified mail.

     Section  7.05     Attorney's  Fees.  In  the  event  that  either  party
                       ----------------
institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

     Section  7.06     Confidentiality.  Each party hereto agrees with the other
                       ---------------
that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

     Section  7.07     Public  Announcements  and  Filings.  Unless  required by
                       -----------------------------------
applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

     Section 7.08     Schedules; Knowledge.  Each party is presumed to have full
                      --------------------
knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

     Section  7.09     Third  Party  Beneficiaries.  This  contract  is strictly
                       ---------------------------
between the Company, Eagle, the Eagle Shareholders, and, except as specifically provided, no director, officer, stockholder (other than the Eagle Shareholders), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

     Section  7.10     Expenses.  Eagle  agrees  to  pay  all costs and expenses
                       ---------
incurred in negotiating this Agreement including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby, and those costs and expenses incurred in consummating the transactions described herein.

     Section  7.11     Entire  Agreement.  This  Agreement represents the entire
                       -----------------
agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

     Section  7.12     Survival;  Termination.  The representations, warranties,
                       ----------------------
and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two (2) years.

     Section  7.13     Counterparts.  This Agreement may be executed in multiple
                       ------------
counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

     Section  7.14     Amendment  or  Waiver.  Every  right  and remedy provided
                       ---------------------
herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

     Section  7.15     Best Efforts.  Subject to the terms and conditions herein
                       ------------
provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

          Section  7.16     Faxed  Copies.  For  purposes  of  this Agreement, a
                            -------------
faxed  signature  will  constitute  an  original  signature.

          Section  7.17     Severability.  The invalidity or unenforceability of
                            ------------
any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

     IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

                              AMERICAN  EAGLE  MANUFACTURING  CO.

                              BY:    /s/ Ronald J. Bauer
                                     -------------------------------------------
                                     Ronald  J.  Bauer,  Chief Executive Officer


                              AMERICAN  EAGLE  CORP.


                              BY:    /s/ Don Logan
                                     -------------------------------------------
                                     Don  Logan,  Chief  Executive  Officer


EAGLE SHAREHOLDERS:


     /s/ Don Logan
     ------------------------------
By:  Don L. Logan, individually
Number of Shares: 20,000,000 Shares

Tiger Industries, Inc.

By:  /s/ Robert L. Cashman
     ------------------------------

Its: President
     ------------------------------
Number of Shares 3,500,000

Exhibit 16.1


December 18, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read and agree with the statements made under Item 4 of Form 8-K of American Eagle Manufacturing Co., formerly Harbour Front Holdings, Inc. dated December 18, 2003, relating to Malone & Bailey, PLLC.

/s/ Malone & Bailey, PLLC
-------------------------
MALONE  &  BAILEY,  PLLC